UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

May 13, 2016

INOVIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

660 W. Germantown Pike, Suite 110 Plymouth Meeting, Pennsylvania		19462
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (267) 440-4200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As reported in Item 5.07 of this Form 8-K current report, the stockholders of the Company approved the Company’s 2016 Omnibus Incentive Plan at the Company’s 2016 Annual Meeting of Stockholders held on May 13, 2016. A description of the Company’s 2016 Omnibus Incentive Plan is included in the Company’s proxy statement for its 2016 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 25, 2016, which description is incorporated by reference into this Form 8-K as though fully set forth herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Inovio Pharmaceuticals, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders on May 13, 2016. The following are the voting results for each matter voted upon:

Proposal 1: The election of the following nominees as directors of the Company to serve until the Company’s 2017 Annual Meeting of Stockholders and until their successors are elected.

Name of Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Avtar S. Dhillon	19,721,659	4,704,564	29,257,770
J. Joseph Kim	24,044,525	381,698	29,257,770
Simon X. Benito	22,179,757	2,246,466	29,257,770
Ángel Cabrera	23,638,903	787,320	29,257,770
Morton Collins	22,645,216	1,781,007	29,257,770
Adel A.F. Mahmoud	22,328,083	2,098,140	29,257,770
David B. Weiner	24,020,872	405,351	29,257,770
Nancy J. Wysenski	22,310,153	2,116,070	29,257,770

Proposal 2: The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

For	Against	Abstain	Broker Non-Votes
53,244,131	260,452	179,410	0

Proposal 3: The approval of the Company’s 2016 Omnibus Incentive Plan.

For	Against	Abstain	Broker Non-Votes
17,586,903	6,504,824	334,496	29,257,770

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVIO PHARMACEUTICALS, INC.

By:	/s/ Peter Kies
Peter Kies
Chief Financial Officer

Date: May 17, 2016